UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2006

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2006, Ferro Corporation ("Ferro") entered into an asset purchase agreement (the "Agreement") with Olympic Plastics, Inc. ("Olympic"), a wholly owned subsidiary of Wind Point Partners. Under the Agreement Ferro has agreed to sell, and Olympic has agreed to buy, substantially all of the assets of Ferro’s specialty plastics business (the "Business"), which develops and produces customized thermoplastic compounds and alloys, plastic colorants, gelcoats, and thermoset pastes that are marketed to manufacturers in a broad range of markets. In exchange for the Business, Olympic will pay approximately $133 million in cash (subject to a post-closing adjustment) and will assume certain liabilities of the Business. Further, Olympic will enter into transition services agreements with Ferro with respect to certain Business locations.

The transaction is expected to close in the third quarter of 2006. Ferro expects to recognize a gain on the sale in the third quarter of 2006.

Olympic’s obligation to complete the purchase is subject to customary terms and conditions, including the following:

1. the receipt by the parties of all required governmental and third party consents;

2. the receipt by Ferro of all requisite advice concerning the sale of the Business from employee representative bodies in the form required by law and subject to no or limited conditions, and the expiration of the time period in which such representative bodies may appeal Ferro’s decision to sell the Business, the waiver of their ability to make such appeals or Ferro’s decision to sell the business having been upheld in court; and

3. the receipt by Olympic of financing for the purpose of satisfying its payment obligations under the Agreement.

A copy of the Agreement is attached as Exhibit 10.1 hereto, and a copy press release issued by Ferro is attached as Exhibit 99.1 hereto, and both are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Asset Purchase Agreement dated as of August 17, 2006, between Ferro Corporation and Olympic Plastics, Inc.

Exhibit 99.1: Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

August 21, 2006	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated as of August 17, 2006, between Ferro Corporation and Olympic Plastics, Inc.
99.1	Press Release